SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 10, 2008

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, David T. Brown was elected to serve on the Board of Directors of Franklin Electric Co., Inc. (the "Company") to serve as a member of the class of directors up for election at the Company’s 2008 annual meeting of shareholders. Mr. Brown will serve as a member of the Corporate Governance Committee and the Management and Compensation Committee of the Company’s Board of Directors.

Mr. Brown was President and Chief Executive Officer of Owens Corning between April 2002 and December 2007. He was Executive Vice President and Chief Operating Officer from January 2001 to March 2002. He was Vice President of Owens Corning and President, Insulating Systems Business from January 1997 to December 2000. Mr. Brown is also a director of BorgWarner, Inc.

Mr. Brown was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction, since January 1, 2007, to which the Company was or is to be a party, and in which Mr. Brown or any member of his immediate family had or is to have a direct or indirect material interest. There are no family relationships between Mr. Brown and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Item 9.01 Financial Statement and Exhibits

A copy of the press release announcing Mr. Brown’s election as a director of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: January 16, 2008	By /s/ Thomas J Strupp
Thomas J Strupp,
Vice President, Chief Financial
Officer and Secretary (Principal
Financial and Accounting Officer)